UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure

     Registrant reported their preliminary assets under management, as described in Registrant’s news release dated October 12, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
	Exhibit No.	Document
	99.1	Press Release issued by the Registrant dated October 12, 2006 reporting the preliminary assets under management.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	October 12, 2006	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Copy of Registrant's news release dated October 12, 2006 reporting the preliminary assets under management.

Exhibit 99.1

October 12, 2006 FOR IMMEDIATE RELEASE

Eaton Vance Reports September 30, 2006 Assets Under Management

Boston, MA – Eaton Vance Corp. today reported assets under management of $124.1 billion on September 30, 2006. This compares to $111.8 billion on December 31, 2005.

	Assets Under Management
	(in billions)
	9/30/2006	12/31/2005
By client:
Funds	$94.5	$82.6
Retail managed accounts	9.1	7.5
Institutional separate accounts	12.1	13.7
High net worth separate accounts	8.4	8.0

Total	$124.1	$111.8

By asset category
Equity(1)	$74.9	$69.7
Fixed (2)	28.3	23.4
Bank loan	20.9	18.7

Total	$124.1	$111.8

(1)	Includes balanced accounts
(2)	Includes money market assets of $2.1 billion for 9/30/2006 and $276 million for 12/31/2005.

Eaton Vance Corp. regularly reports assets under management on a fiscal quarter-end basis (January, April, July and October). The Company also reports assets under management on a calendar quarter basis in order to assist industry consultants who advise institutional clients on investment manager selection.

Eaton Vance Corp., a Boston-based investment management firm is traded on the New York Stock Exchange under the symbol EV.